UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2011

SAFEWAY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-00041	94-3019135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of Principal Executive Offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Safeway Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On April 28, 2011, we issued our earnings press release for the first quarter of fiscal 2011. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In the press release and our other public statements in connection with the press release, we use the following financial measures that are not measures of financial performance under U.S. generally accepted accounting principles (non-GAAP financial measures):

•	“Adjusted EBITDA” which is defined by our bank credit agreement as EBITDA (earnings before interest, income taxes, depreciation and amortization), excluding the following:

•	LIFO (income) expense;

•	Share-based employee compensation;

•	Property impairment charges;

•	Equity in earnings of unconsolidated affiliate; and

•	Dividend from unconsolidated affiliate.

•	“Adjusted Debt” which is defined by our bank credit agreement as total debt less cash and equivalents in excess of $75.0 million.

•	“Adjusted EBITDA as a multiple of interest expense” which is calculated by dividing Adjusted EBITDA by interest expense.

•	“Adjusted Debt to Adjusted EBITDA” which is calculated by dividing Adjusted Debt by Adjusted EBITDA.

•

“free cash flow” which is calculated as net cash flow from operating activities, as adjusted to exclude payables related to third-party gift cards, net of receivables, less net cash flow used by investing activities. Cash from the sale of third-party gift cards is held for a short period of time and then remitted, less our commission, to card partners. Because this cash flow is temporary, it is not available for other uses, and it is therefore excluded from our calculation of free cash flow.

•	“net income excluding tax on repatriated earnings from Canada” which is defined as income before income taxes, as reported, less tax on repatriated earnings from Canada.

•

“diluted net income per common share attributable to Safeway Inc. excluding tax on repatriated earnings from Canada” which is defined as diluted net income per common share attributable to Safeway Inc., as reported, less tax on repatriated earnings from Canada.

•

“gross profit basis point increase, excluding impact from fuel sales and gross presentation of gift card commissions” which is defined as basis point decrease in gross profit, as reported, excluding the impact from fuel sales and from the gross presentation of gift card commissions.

•

“operating and administrative expense basis point increase, excluding impact from fuel sales and gross presentation of gift card commissions” which is defined as basis point decrease in operating and administrative expense, as reported, excluding the impact from fuel sales and from the gross presentation of gift card commissions.

Reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measures – net income and net cash flow from operating activities – are provided in the press release. Reconciliations of “free cash flow” to GAAP cash flow for the 12 weeks ended March 28, 2011 and March 27, 2010 and to the forecasted range for fiscal 2011 are also provided in the press release. Given the rapid growth in the third-party gift card business and the highly seasonal nature of that business, with a significant portion of sales of third-party gift cards occurring in late December each year, management is unable to provide a meaningful estimate for payables related to third-party gift cards for 2011, and therefore is not able to provide a reconciliation of the forecasted range of free cash flow for fiscal 2011 to net cash flow from operating activities. Reconciliations of net income excluding tax on repatriated earnings from Canada to GAAP net income and diluted income per common share attributable to Safeway Inc. excluding tax on repatriated earnings from Canada to diluted income per common share attributable to Safeway Inc. are also provided in the press release, as are reconciliations of gross profit and operating and administrative expense basis point increase, excluding impact from fuels sales and gross presentation of gift card commissions. Each of these non-GAAP financial measures provides information regarding various aspects of the cash that our business generates, which management believes is useful to understanding our business.

Management believes that “Adjusted EBITDA,” “Adjusted Debt” and the related ratios are useful measures of operating performance that facilitate management’s evaluation of our ability to service debt and our capability to incur more debt to generate the cash needed to grow the business (including at times when interest rates fluctuate). Omitting interest, taxes and the other enumerated items provides a financial measure that is useful to management in assessing operating performance because the cash our business operations generate enables us to incur debt and thus to grow.

Management believes that “Adjusted EBITDA,” and the related ratios also facilitate comparisons of our results of operations with those of companies having different capital structures. Since the levels of indebtedness, tax structures, property impairment charges, methodologies in calculating LIFO expense and unconsolidated affiliates that other companies have are different from ours, we omit these amounts to facilitate investors’ ability to make these comparisons. Similarly, we omit depreciation and amortization because other companies may employ a greater or lesser amount of owned property, and because, in management’s experience, whether a store is new or one that is fully or mostly depreciated does not necessarily correlate to the contribution that such store makes to operating performance.

Management also believes that investors, analysts and other interested parties view our ability to generate “Adjusted EBITDA” as an important measure of our operating performance and that of other companies in our industry.

“Adjusted EBITDA,” “Adjusted Debt,” “free cash flow” and the related ratios are useful indicators of Safeway’s ability to service debt, fund share repurchases and pay dividends that management believes will enhance stockholder value. Adjusted EBITDA also is a useful indicator of cash available for investing activities. A portion of the free cash flow that we generate in fiscal 2011 is expected to be spent on mandatory debt service requirements or other non-discretionary expenditures.

The exclusions included in “net income excluding tax on repatriated earnings from Canada” and “diluted net income per common share attributable to Safeway Inc. excluding tax on repatriated earnings from Canada” relate to the income tax expense associated with repatriating earnings to the U.S. from the Company’s Canadian subsidiary. Management believes that excluding this item provides a useful financial measure that will facilitate comparisons of our operating results before, during and after such charge was incurred, as well as facilitating comparisons of our performance with that of other companies that might not have the organizational structure that we have. Management also believes that investors, analysts and other interested parties view our “net income excluding tax on repatriated earnings from Canada” and “diluted net income per common share attributable to Safeway Inc. excluding tax on repatriated earnings from Canada” as indicators of our ongoing operating performance.

Management believes that “basis point increase in gross profit and operating and administrative expense, excluding impact from fuel sales and gross presentation of gift card commissions” provides a useful financial measure that will facilitate comparisons of our performance with that of other companies that might not have the business ventures that we have.

Management also believes that excluding fuel sales from gross profit and operating and administrative expense provides more useful measures because volatility in fuel prices and the resulting fluctuations in our sales and cost of sales may distort investors’, analysts’ and other interested parties’ perception of our operating performance. Management also believes that investors, analysts and other interested parties view basis point increase in gross profit and operating and administrative expense, excluding impact from fuel sales and gross presentation of gift card commissions as indicators of our ongoing operating performance.

These non-GAAP financial measures should not be considered as an alternative to net cash from operating activities or other increases and decreases in cash as shown on our

Consolidated Statements of Cash Flows as a measure of liquidity. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies in our industry may calculate “Adjusted EBITDA,” “Adjusted Debt” and “free cash flow” differently than we do, limiting their usefulness as comparative measures.

Additional limitations include:

•	“Adjusted EBITDA” does not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	“Adjusted EBITDA” does not reflect changes in, or cash requirements for, our working capital needs;

•	“Adjusted EBITDA” does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•

Non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	“Adjusted EBITDA” does not reflect cash requirements for income taxes paid; and

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and “Adjusted EBITDA” does not reflect any cash requirements for such replacements.

Because of these and other limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these and other limitations by relying primarily on our GAAP results and use our non-GAAP financial measures supplementally.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated April 28, 2011 of Safeway Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

Date: April 28, 2011	By:	/s/ Robert A. Gordon
		Name:	Robert A. Gordon
		Title:	Senior Vice President,
Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.

99.1	Press Release dated April 28, 2011 of Safeway Inc.